Exhibit 10.5

AMENDMENT TO

TAX RECEIVABLE AGREEMENT

This Amendment to Tax Receivable Agreement (this “Amendment”), dated as of October 24, 2024, is by and among Falcon’s Beyond Global, Inc., a Delaware corporation (the “Corporation”), Falcon’s Beyond Global, LLC, a Delaware limited liability company (the “LLC”), each of the TRA Holders listed on the signature pages hereto, and Infinite Acquisitions Partners LLC as the representative of the TRA Holders (the “TRA Holder Representative”). The Corporation, LLC, TRA Holders, and TRA Holder Representative are each referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties entered into that certain Tax Receivable Agreement, dated as of October 6, 2023 (the “TRA”), to provide for certain payments to the TRA Holders and to make certain arrangements with respect to certain tax benefits to be derived by the Corporation;

WHERAS, the Corporation wishes to amend the TRA to clarify the rights of a TRA Holder that transfers Units but does not assign to the transferee its rights under the TRA with respect to such transferred Units;

WHEREAS, pursuant to Section 7.6(b) of the TRA, amendments to the TRA require written approval by the Corporation and the TRA Holders who would be entitled to receive at least a majority of the Early Termination Payments payable to all TRA Holders in the event the Corporation exercised its rights pursuant to Section 4.1(a) of the TRA as of the later of the most recent Exchange Date (the “Majority Holders”), provided that no amendment that has a disproportionate adverse impact on the payments to any TRA Holder will be affective without the written consent of such TRA Holders;

WHEREAS, the TRA Holder Representative has the power under the TRA to receive and forward notices pursuant to the TRA and to give or agree to, on behalf of the TRA Holders, any and all consents, waivers, amendments or modifications deemed by the TRA Holder Representative, in its sole and absolute discretion, to be necessary or appropriate under the TRA and the execution or delivery of any documents that may be necessary or appropriate in connection therewith;

WHEREAS, the TRA Holders party hereto (whether acting individually or through the TRA Holder Representative acting on their behalf), constituting the Majority Holders, wish to approve this Amendment; and

WHEREAS, capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the TRA.

NOW, THEREFORE, in consideration of the terms, conditions, and covenants set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows.

1. Amendment. The last sentence of Section 7.6(a) is amended and restated as follows:

“For the avoidance of doubt, if a TRA Holder transfers Units in accordance with the terms of the LLC Agreement but does not assign to the transferee of such Units its rights under this Agreement with respect to such transferred Units, such TRA Holder shall continue to be entitled to receive the Tax Benefit Payments arising in respect of a subsequent Exchange of such Units (and any such transferred Units shall be separately identified, so as to facilitate the determination of Tax Benefit Payments hereunder), and, in furtherance of the foregoing, (i) such transferring TRA Holder shall continue to be treated as an Exchange TRA Holder for purposes of Section 3.1(b) (notwithstanding the disposition of Units) and (ii) any Exchange of such transferred Units shall be treated as an Exchange made by such transferring TRA Holder (and not the transferee of such Units) to which the resultant Net Tax Benefits are Attributable.”

2. Valid Amendment. This Amendment is made in accordance with Section 7.6(b) of the TRA and was approved by the Corporation and the Majority Holders. The Parties agree that this Amendment does not have a disproportionate adverse impact on the payments under the TRA to any of the TRA Holders.

3. Confirmation, Ratification and Entire Agreement. Except as expressly amended herein, the TRA shall continue in full force and effect, and the Parties hereby ratify and confirm the TRA as hereby amended. All references to the TRA in any document, instrument, agreement or writing delivered pursuant to the TRA shall hereafter be deemed to refer to the TRA as amended hereby. The TRA (as amended hereby) and any other documents, instruments, and agreements among the Parties as contemplated by or referenced in the TRA comprise the complete and exclusive agreement between the Parties regarding the subject matter of this Amendment and supersede all oral and written communications, negotiations, representations or agreements in relation to that subject matter made or entered into before the date hereof.

4. Miscellaneous. Sections 7.1 (Notices), 7.2 (Counterparts), 7.4 (Governing Law), 7.5 (Severability), 7.7 (Captions), 7.8 (Consent to Jurisdiction), 7.15 (LLC Agreement), and 7.16 (TRA Holder Representative) are incorporated herein by reference, mutatis mutandis. Upon the effectiveness of this Amendment, each reference in the TRA to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the TRA shall mean and refer to the TRA as amended by this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amendment as of the date first written above.

CORPORATION:

FALCON’S BEYOND GLOBAL, INC.

By:	/s/ Cecil D. Magpuri
Name:	Cecil D. Magpuri
Title:	Chief Executive Officer

THE LLC:

FALCON’S BEYOND GLOBAL, LLC
By:	Falcon’s Beyond Global, Inc., its sole manager

By:	/s/ Cecil D. Magpuri
Name:	Cecil D. Magpuri
Title:	Chief Executive Officer

TRA HOLDER REPRESENTATIVE:

Infinite Acquisitions Partners LLC
By:	Erudite Cria, Inc., its manager

By:	/s/ Lucas Demerau
Name:	Lucas Demerau
Title:	President

TRA HOLDER:

Infinite Acquisitions Partners LLC
By:	Erudite Cria, Inc., its manager

By:	/s/ Lucas Demerau
Name:	Lucas Demerau
Title:	President

CilMar Ventures, LLC Series A

By:	/s/ Cecil D. Magpuri
Name:	Cecil D. Magpuri
Title:	Manager

By:	/s/ Marty Mathers Magpuri
Name:	Marty Mathers Magpuri
Title:	Manager

Katmandu Ventures, LLC

By:	/s/ Jill Markey
Name:	Jill Markey
Title:	Manager